UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

(Amendment No.    )

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☒	Soliciting Material Pursuant to §240.14a-12

REYNOLDS AMERICAN INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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CC-21-17

January 17, 2017

To Our Customers:

SUBJECT: Reynolds American Inc. Announces Entry into Merger Agreement with British American Tobacco

As announced earlier today in a press release (see attached), British American Tobacco p.l.c. (BAT) and Reynolds American Inc. (RAI) have reached an agreement for BAT to acquire the remaining 57.8% of RAI it does not already own. The transaction has been unanimously approved by the transaction committee of independent RAI directors established to evaluate the offer, and by the boards of RAI and BAT.

The transaction is contingent on BAT and RAI shareholder approval, regulatory approvals and other customary closing conditions. The transaction is expected to close in 3Q 2017, and both companies look forward to working with regulators to successfully complete the review process.

As a result of this acquisition, BAT will become the world’s largest listed tobacco company by both net revenue and operating profit, creating a stronger, truly global tobacco and next-generation products company. The combined business will bring together a compelling and complementary portfolio of strong brands, including Camel, Newport, Pall Mall, Natural American Spirit, Dunhill, Kent, Lucky Strike and Rothmans.

RAI’s companies’ trade partners will continue to benefit from its high quality tobacco and vapor products as well as competitive trade programs. There will be no change to the products or brands that customers currently purchase from RAI’s operating companies as a result of this transaction, and BAT has advised us that it has no plans to make any significant changes to RAI TMS’s industry-leading Trade Marketing team.

There is no immediate impact or change to RAI’s operating companies’ current wholesale or retail contracts. Therefore, at this time, we ask all of our wholesale and retail partners to maintain a “business as usual” stance, and to continue honoring all agreements currently in place with RAI’s operating companies.

RAI TMS and its representatives are committed to keeping our wholesale and retail partners informed throughout the process. We will continue to provide updates to you through our customer website – EngageTradePartners – as the process moves forward and additional details become available.

Thank you for your continued support in the marketing of our products.

RAI TRADE MARKETING SERVICES COMPANY on behalf of R. J. Reynolds Tobacco Company, American Snuff Company, LLC, Santa Fe Natural Tobacco Company and R.J. Reynolds Vapor Company

Reynolds American Inc.
P.O. Box 2990
Winston-Salem, NC 27102-2990

Contact:	Investor Relations:	Robert Bannon	Media:	David Howard	RAI 2017-01
		(336) 741-3359		(336) 741-3489

Reynolds American Announces Entry into Merger Agreement

With British American Tobacco

BAT to Acquire RAI Common Stock It Does Not Currently Own for $59.64 per Share

in Cash and Stock – a $49 billion value

Price Represents 26.4% Premium to Unaffected Share Price

Acquisition Will Create Stronger, Truly Global Tobacco Company with Strong Portfolio of

Iconic Brands and Next-Generation Products

Combined Company to Benefit from Strong Growth Dynamics and

Leading Presence in Key Markets

U.S. Operations to Continue in Existing Facilities

with Opportunities for Future Growth

Conference Call and Webcast to Discuss the Transaction Today at 8 a.m. ET

WINSTON-SALEM, N.C. – Jan. 17, 2017 – Reynolds American Inc. (NYSE: RAI) today announced that it has reached an agreement with British American Tobacco p.l.c. (LSE: BATS) under which BAT will acquire the 57.8% of RAI common stock that BAT does not currently own for $29.44 per share in cash and a number of BAT American Depositary Shares representing 0.5260 of a BAT ordinary share, currently worth $30.20 per share based on the BAT closing share price as of January 16, 2017, and the corresponding Dollar-Sterling exchange rate.

The per-share price represents a 26.4% premium to RAI’s closing price as of October 20, 2016, the day prior to BAT’s public proposal to acquire the outstanding shares that BAT does not currently own. Under the terms of the agreement, RAI shareholders will receive for each share of RAI common stock they own, $29.44 in cash and a number of BAT American Depositary Shares representing 0.5260 of a BAT ordinary share. The BAT American Depositary Shares will be listed on the New York Stock Exchange. RAI shareholders will own approximately 19% of the combined company.

The transaction has been approved by the independent directors of RAI who formed a transaction committee to negotiate with BAT, given BAT’s existing ownership stake and representation on RAI’s board of directors, and by the boards of directors of both companies.

Following the transaction, the combined companies become a stronger, truly global tobacco and Next Generation Products company, delivering sustained long-term profit growth and returns. It will maintain a presence in both profitable developed and high-growth developing markets while bringing together a compelling and complementary global portfolio of strong brands including Newport, Kent and Pall Mall. The companies’ combined next-generation product development and R&D capabilities will create an innovative pipeline of vapor and tobacco-heating products, delivering both an array of new product options for adult tobacco consumers, as well as diversified sources of profit growth opportunities for investors.

“Through this transaction, we form an industry leader that will focus on innovation and brand building,” said Susan M. Cameron, executive chairman of Reynolds American’s board of directors. “This combination will create a truly global tobacco company with multiple iconic tobacco brands, and a world-class pipeline of next-generation vapor and tobacco-heating products.”

“The transaction delivers significant value to RAI shareholders, and the independent directors on the transaction committee have unanimously voted in favor of the transaction,” said Lionel L. Nowell, III, lead independent director of Reynolds American’s board of directors. “This is an agreement that offers a compelling premium to shareholders, as well as continued ownership in a company that is well-positioned for long-term success.”

“We look forward to bringing together the two companies’ highly complementary cultures and shared commitment to innovation and transformation in our industry,” said Debra A. Crew, Reynolds American’s president and chief executive officer. “British American Tobacco is the best partner for Reynolds American’s next phase of growth, and together the two companies will create the leading portfolio of tobacco and next-generation products for adult tobacco consumers.”

“We are very pleased to have reached agreement with the board of Reynolds American as we believe that the combination of our two great companies has a very compelling strategic and financial logic that will provide a lasting benefit to shareholders, employees and all other stakeholders,” said Nicandro Durante,

British American Tobacco’s chief executive officer. “This transaction will not only create a truly global business with a world-class portfolio of tobacco and next-generation products, but will also benefit from the highly talented and experienced employees in both organizations. We believe that this will drive long-term sustainable profit growth for the benefit of all shareholders.”

British American Tobacco has a strong track record of successfully integrating acquisitions and remains committed to Reynolds American’s U.S. workforce and manufacturing facilities.

The cash component of the transaction will be financed by a combination of existing cash resources, new bank credit lines and the issuance of new bonds. A $25bn acquisition facility has been entered into with a syndicate of banks to provide financing certainty. The acquisition facility comprises $15bn and $5bn bridge loans with 1- and 2-year maturities respectively, each with two six-month extensions available at BAT’s option. In addition, the facility includes two $2.5bn term loans with maturities of 3 and 5 years. BAT intends to refinance the bridge loans through capital market debt issuances in due course.

The transaction is subject to shareholder approval from both Reynolds American and BAT shareholders, as well as regulatory approvals and other customary closing conditions. The transaction is expected to close in the third quarter of 2017.

Weil, Gotshal & Manges LLP and Moore & Van Allen PLLC are acting as legal counsel, and Goldman, Sachs

& Co. is acting as financial advisor to the Reynolds American transaction committee.

Jones Day is acting as legal counsel and J.P. Morgan Securities LLC and Lazard are acting as financial advisors to Reynolds American Inc.

Conference Call and Webcast

RAI management will host a conference call and webcast to discuss the transaction in greater detail before the market opens on Jan. 17, 2017. Details of the call are as follows:

Date and Time: Tuesday, Jan. 17, 2017, 8:00 a.m. Eastern Time

Speakers:	Susan M. Cameron, executive chairman
Debra A. Crew, president and chief executive officer
Andrew D. Gilchrist, chief financial officer
Robert W. Bannon, vice president of investor relations

Call-in Numbers:	(877) 201-0168 (toll-free)
(647) 788-4901 (international)

Webcast registration and access: The RAI conference call will be available online on a listen-only basis in the Investors section on our website at www.reynoldsamerican.com. Registration will be available as of Jan. 17, 2017. All remarks made during the conference call will be current at the time and will not be updated to reflect subsequent material developments. A replay will be available on the website.

While news media representatives will not be permitted to ask questions during the call, they are welcome to monitor the remarks on a listen-only basis.

TRANSACTION WEBSITE

For more information on the transaction, including investor presentations and SEC filings, please visit www.BATReynolds.transactionannouncement.com.

Web and Social Media Disclosure

RAI’s website, www.reynoldsamerican.com, is the primary source of publicly disclosed news, including quarterly earnings, for RAI and its operating companies. RAI also uses Twitter to publicly disseminate company news via @RAI News. It is possible that the information we post could be deemed to be material information. We encourage investors and others to register at www.reynoldsamerican.com to receive alerts when news about the company has been posted, and to follow RAI on Twitter at
@RAI News.

ABOUT REYNOLDS AMERICAN

Reynolds American Inc. (NYSE: RAI) is the parent company of R.J. Reynolds Tobacco Company; Santa Fe Natural Tobacco Company, Inc.; American Snuff Company, LLC; Niconovum USA, Inc.; Niconovum AB; and R.J. Reynolds Vapor Company.

•	R.J. Reynolds Tobacco Company is the second-largest U.S. tobacco company. R.J. Reynolds’ brands include Newport, Camel and Pall Mall.

•	Santa Fe Natural Tobacco Company, Inc. manufactures and markets Natural American Spirit products in the United States.

•	American Snuff Company, LLC is the nation’s second-largest manufacturer of smokeless tobacco products. Its leading brands are Grizzly and Kodiak.

•	Niconovum USA, Inc. and Niconovum AB market innovative nicotine replacement therapy products in the United States and Sweden, respectively, under the ZONNIC brand name.

•	R.J. Reynolds Vapor Company is a marketer of digital vapor cigarettes, manufactured on its behalf by R.J. Reynolds, under the VUSE brand name in the United States.

Copies of RAI’s news releases, annual reports, SEC filings and other financial materials, including risk factors containing forward-looking information, are available at www.reynoldsamerican.com. To learn more about how Reynolds American and its operating companies are transforming the tobacco industry, visit Transforming Tobacco.

ABOUT BRITISH AMERICAN TOBACCO

BAT is a global tobacco group with brands sold in more than 200 markets. It employs more than 50,000 people worldwide and has over 200 brands in its portfolio, with its cigarettes chosen by around one in eight of the world’s one billion smokers. BAT has market leading positions in at least 55 markets around the world. The Group generated £5 billion adjusted profit from operations in 2015.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Statements included in this communication that are not historical in nature, including financial estimates and statements as to regulatory approvals and the expected timing, completion and effects of the proposed transaction, are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. When used in this communication and in documents incorporated by reference, forward-looking statements include, without limitation, statements regarding the benefits of the proposed transaction, including future financial and operating results, financial forecasts or projections, the combined company’s plans, expectations, beliefs, intentions and future strategies, and other statements that are not historical facts, and other statements that are signified by the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “objective,” “outlook,” “plan,” “project,” “predict,” “possible,” “potential,” “could,” “should” and similar expressions. These statements regarding future events or the future performance or results of Reynolds American Inc. (“RAI”) and its subsidiaries or the combined company inherently are subject to a variety of risks, contingencies and other uncertainties that could cause actual results, performance or achievements to differ materially from those described in or implied by the forward-looking statements.

Among the risks, contingencies and uncertainties that could cause actual results to differ from those described in the forward-looking statements or could result in the failure of the proposed transaction to be consummated, or if consummated, could have an adverse effect on the results of operations, cash flows and financial position of RAI or the combined company, respectively, are the following: the failure to obtain necessary shareholder approvals for the proposed transaction; the failure to obtain necessary regulatory or other approvals for the proposed transaction, or if obtained, the possibility of being subjected to conditions that could reduce the expected synergies and other benefits of the proposed transaction, result in a material delay in, or the abandonment of, the proposed transaction or otherwise have an adverse effect on RAI or the combined company; the failure to satisfy required closing conditions or complete the proposed transaction in a timely manner or at all; the effect of restrictions placed on RAI’s and its subsidiaries’ business activities and the limitations put on RAI’s ability to pursue alternatives to the proposed transaction pursuant to the merger agreement; risks related to disruption of management time from ongoing business operations due to the proposed transaction; the failure to realize projected synergies and other benefits from the proposed transaction; failure to promptly and effectively integrate RAI into British American Tobacco p.l.c. (“BAT”); the uncertainty of the value of the proposed transaction consideration that RAI shareholders will receive in the proposed transaction due to a fixed exchange ratio and a potential fluctuation in the market price of BAT common stock; the difference in rights provided to RAI shareholders under North Carolina law, the RAI articles of incorporation and the RAI bylaws, as compared to the rights RAI shareholders will obtain as BAT shareholders under the laws of England and Wales and BAT’s governing documents; the possibility of RAI’s and BAT’s directors and officers having interests in the proposed transaction that are different from, or in addition to, the interests of RAI shareholders generally; the effect of the announcement of the proposed transaction on the ability to retain and hire key personnel, maintain business relationships, and on operating results and businesses generally; the incurrence of significant pre- and post-transaction related costs in connection with the proposed transaction; evolving legal, regulatory and tax regimes; and the occurrence of any event giving rise to the right of a party to terminate the merger agreement. Discussions of additional risks, contingencies and uncertainties are contained in RAI’s filings with the U.S. Securities and Exchange Commission (the “SEC”).

Due to these risks, contingencies and other uncertainties, you are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this communication. Except as provided by federal securities laws, RAI is not under any obligation to, and expressly disclaims any obligation, to update, alter or otherwise revise any forward-looking statements, whether written or oral, that may be made from time to time, whether as a result of new information, future events or otherwise.

ADDITIONAL INFORMATION

This communication may be deemed to be solicitation material in respect of the proposed transaction involving RAI and BAT. In connection with the proposed transaction, BAT will file with the SEC a registration statement on Form F-4 that will include the proxy statement of RAI that also constitutes a prospectus of BAT. RAI plans to mail the definitive proxy statement/prospectus to its shareholders in connection with the proposed transaction. INVESTORS AND SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS AND OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT BAT, RAI, THE PROPOSED TRANSACTION AND RELATED MATTERS. Investors and shareholders will be able to obtain free copies of the proxy statement/prospectus and other documents filed with the SEC by RAI and BAT through the SEC’s web site at http://www.sec.gov. In addition, investors and shareholders will be able to obtain free copies of the proxy statement/prospectus and other documents filed with the SEC by RAI, when available, by contacting RAI Investor Relations at raiinvestorrelations@reynoldsamerican.com or by calling (336) 741-5165 or at RAI’s website at www.reynoldsamerican.com, and will be able to obtain free copies of the proxy statement/prospectus and other documents filed with the SEC by BAT, when available, by contacting BAT Investor Relations at batir@bat.com or by calling +44 (0) 20 7845 1000 or at BAT’S website at www.bat.com.

RAI, BAT and their respective directors and executive officers and other persons may be deemed to be participants in the solicitation of proxies from RAI shareholders in respect of the proposed transaction that will be described in the proxy statement/prospectus. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of proxies from RAI shareholders in connection with the proposed transaction, including a description of their direct or indirect interests, by security holdings or otherwise, will be set forth in the proxy statement/prospectus when it is filed with the SEC. You may also obtain the documents that RAI files electronically from the SEC’s web site at http://www.sec.gov. Information regarding RAI’s directors and executive officers is contained in RAI’s Annual Report on Form 10-K for the year ended December 31, 2015 and its Proxy Statement on Schedule 14A, dated March 23, 2016, as supplemented, which are filed with the SEC. Information regarding BAT’s directors and executive officers is contained in BAT’s Annual Reports, which may be obtained free of charge from BAT’s website at www.bat.com.

This communication is not intended to and does not constitute an offer to sell or the solicitation of an offer to subscribe for or buy or an invitation to purchase or subscribe for any securities in any jurisdiction pursuant to the acquisition, the merger or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

###

Cautionary Statement Regarding Forward-Looking Statements

Statements included in this communication that are not historical in nature, including financial estimates and statements as to regulatory approvals and the expected timing, completion and effects of the proposed transaction, are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. When used in this communication and in documents incorporated by reference, forward-looking statements include, without limitation, statements regarding the benefits of the proposed transaction, including future financial and operating results, financial forecasts or projections, the combined company’s plans, expectations, beliefs, intentions and future strategies, and other statements that are not historical facts, and other statements that are signified by the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “objective,” “outlook,” “plan,” “project,” “predict,” “possible,” “potential,” “could,” “should” and similar expressions. These statements regarding future events or the future performance or results of Reynolds American Inc. (“RAI”) and its subsidiaries or the combined company inherently are subject to a variety of risks, contingencies and other uncertainties that could cause actual results, performance or achievements to differ materially from those described in or implied by the forward-looking statements.

Among the risks, contingencies and uncertainties that could cause actual results to differ from those described in the forward-looking statements or could result in the failure of the proposed transaction to be consummated, or if consummated, could have an adverse effect on the results of operations, cash flows and financial position of RAI or the combined company, respectively, are the following: the failure to obtain necessary shareholder approvals for the proposed transaction; the failure to obtain necessary regulatory or other approvals for the proposed transaction, or if obtained, the possibility of being subjected to conditions that could reduce the expected synergies and other benefits of the proposed transaction, result in a material delay in, or the abandonment of, the proposed transaction or otherwise have an adverse effect on RAI or the combined company; the failure to satisfy required closing conditions or complete the proposed transaction in a timely manner or at all; the effect of restrictions placed on RAI’s and its subsidiaries’ business activities and the limitations put on RAI’s ability to pursue alternatives to the proposed transaction pursuant to the merger agreement; risks related to disruption of management time from ongoing business operations due to the proposed transaction; the failure to realize projected synergies and other benefits from the proposed transaction; failure to promptly and effectively integrate RAI into British American Tobacco p.l.c. (“BAT”); the uncertainty of the value of the proposed transaction consideration that RAI shareholders will receive in the proposed transaction due to a fixed exchange ratio and a potential fluctuation in the market price of BAT common stock; the difference in rights provided to RAI shareholders under North Carolina law, the RAI articles of incorporation and the RAI bylaws, as compared to the rights RAI shareholders will obtain as BAT shareholders under the laws of England and Wales and BAT’s governing documents; the possibility of RAI’s and BAT’s directors and officers having interests in the proposed transaction that are different from, or in addition to, the interests of RAI shareholders generally; the effect of the announcement of the proposed transaction on the ability to retain and hire key personnel, maintain business relationships, and on operating results and businesses generally; the incurrence of significant pre- and post-transaction related costs in connection with the proposed transaction; evolving legal, regulatory and tax regimes; and the occurrence of any event giving rise to the right of a party to terminate the merger agreement. Discussions of additional risks, contingencies and uncertainties are contained in RAI’s filings with the U.S. Securities and Exchange Commission (the “SEC”).

Due to these risks, contingencies and other uncertainties, you are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this communication. Except as provided by federal securities laws, RAI is not under any obligation to, and expressly disclaims any obligation, to update, alter or otherwise revise any forward-looking statements, whether written or oral, that may be made from time to time, whether as a result of new information, future events or otherwise.

Additional Information

This communication may be deemed to be solicitation material in respect of the proposed transaction involving RAI and BAT. In connection with the proposed transaction, BAT will file with the SEC a registration statement on Form F-4 that will include the proxy statement of RAI that also constitutes a prospectus of BAT. RAI plans to mail the definitive proxy statement/prospectus to its shareholders in connection with the proposed transaction. INVESTORS AND SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS AND OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC CAREFULLY AND IN THEIR

ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT BAT, RAI, THE PROPOSED TRANSACTION AND RELATED MATTERS. Investors and shareholders will be able to obtain free copies of the proxy statement/prospectus and other documents filed with the SEC by RAI and BAT through the SEC’s web site at http://www.sec.gov. In addition, investors and shareholders will be able to obtain free copies of the proxy statement/prospectus and other documents filed with the SEC by RAI, when available, by contacting RAI Investor Relations at raiinvestorrelations@reynoldsamerican.com or by calling (336) 741-5165 or at RAI’s website at www.reynoldsamerican.com, and will be able to obtain free copies of the proxy statement/prospectus and other documents filed with the SEC by BAT, when available, by contacting BAT Investor Relations at batir@bat.com or by calling +44 (0) 20 7845 1000 or at BAT’S website at www.bat.com.

RAI, BAT and their respective directors and executive officers and other persons may be deemed to be participants in the solicitation of proxies from RAI shareholders in respect of the proposed transaction that will be described in the proxy statement/prospectus. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of proxies from RAI shareholders in connection with the proposed transaction, including a description of their direct or indirect interests, by security holdings or otherwise, will be set forth in the proxy statement/prospectus when it is filed with the SEC. You may also obtain the documents that RAI files electronically from the SEC’s web site at http://www.sec.gov. Information regarding RAI’s directors and executive officers is contained in RAI’s Annual Report on Form 10-K for the year ended December 31, 2015 and its Proxy Statement on Schedule 14A, dated March 23, 2016, as supplemented, which are filed with the SEC. Information regarding BAT’s directors and executive officers is contained in BAT’s Annual Reports, which may be obtained free of charge from BAT’s website at www.bat.com.

This communication is not intended to and does not constitute an offer to sell or the solicitation of an offer to subscribe for or buy or an invitation to purchase or subscribe for any securities in any jurisdiction pursuant to the acquisition, the merger or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.